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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
REGAL-BELOIT CORPORATION (Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)			39-0875718 (I.R.S. Employer Identification No.)

200 State Street Beloit, Wisconsin (Address of principal executive offices)			53511 (Zip Code)

REGAL-BELOIT CORPORATION 2003 Equity Incentive Plan (Full title of the plan)

	Kenneth F. Kaplan
	Vice President, Chief Financial Officer and Secretary
	REGAL-BELOIT CORPORATION
	200 State Street
	Beloit, Wisconsin 53511
	(608) 364-8800
	(Name, address and telephone number, including area code of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01	1,500,000	$20.43 (1)	$30,645,000 (1)	$2,479.18
	shares
Common Stock Purchase Rights	1,500,000 rights	(2)	(2)	(2)

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for REGAL-BELOIT CORPORATION Common Stock as reported on the American Stock Exchange on October 24, 2003.

(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

(3) This Registration Statement shall cover any additional shares of the Common Stock of the Registrant which become issuable under Registrant's 2003 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, or any other similar transactions without receipt or consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by REGAL-BELOIT CORPORATION (the "Registrant") with the Commission are hereby incorporated herein by reference:

1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2002, which includes certified financial statements as of and for the year ended December 31, 2002.

          2. The Registrant's Proxy Statement filed on Form Def 14A dated March 11, 2003.

          3. The Registrant's Quarterly Reports on Form 10-Q filed for the quarter ended March 31, 2003 and on Form 10-Q filed for quarter ended June 30, 2003.

4. The Registrant's Current Reports on Form 8-K filed on April 21, 2003, July 21, 2003, and October 22, 2003.

5. The description of the Registrant's Common Stock contained in Item I of the Registrant's Registration Statement on Form 8-B, dated June 10, 1994, including any amendment or report filed for the purpose of updating such description.

6. The description of the Registrant's Common Stock Purchase Rights contained in Item 1 of the Registrant's Registration Statement on Form 8-A, dated January 31, 2000, and any amendment of report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Registrant files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

To the extent any information contained in a document filed after the effective date of this Registration Statement is different from information contained in a document filed or previously incorporated by reference in this Registration Statement, you should rely on the most recent information which will constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Pursuant to the Wisconsin Business Corporation Law and the Registrant's By-laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director of officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his duties to the Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

The indemnification provided by the Wisconsin Business Corporation Law and the Registrant's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

The Registrant maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement.

Exhibit No.	Exhibit
(4.1)	Articles of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's proxy statement on Form Def 14A filed on March 11, 1994)
(4.2)

Rights Agreement, dated as of January 28, 2000, between REGAL-BELOIT CORPORATION and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to REGAL-BELOIT CORPORATION's Registration Statement on Form 8-A, filed January 31, 2000)

(5)	Opinion of Counsel
(23.1)	Consent of Deloitte & Touche LLP
(24.1)	Power of Attorney (included on the signature page to this Registration Statement)
(99)	2003 Equity Incentive Plan (incorporated by reference to Exhibit B to Registrant's proxy statement on Form Def 14A filed on March 13, 2003).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beloit, and State of Wisconsin, on this 29th day of October 2003.

REGAL-BELOIT CORPORATION

By: /s/ Kenneth F. Kaplan

Kenneth F. Kaplan

Vice President, Chief Financial Officer

and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below constitutes and appoints James L. Packard and Kenneth F. Kaplan, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
s/ James L. Packard James L. Packard	Chairman of the Board, Chief Executive Officer and Director	October 24, 2003
/s/ Henry W. Knueppel Henry W. Knueppel	President, Chief Operating Officer and Director	October 24, 2003
/s/ Kenneth F. Kaplan Kenneth F. Kaplan	Vice President, Chief Financial Officer and Secretary	October 24, 2003
/s/ Frank Bauchiero Frank Bauchiero	Director	October 24, 2003

673:
/s/ J. Reed Coleman J. Reed Coleman	Director	October 24, 2003
/s/ Stephen N. Graff Stephen N. Graff	Director	October 24, 2003

EXHIBIT INDEX
Exhibit No.	Exhibit
(4.1)	Articles of Incorporation of the Company (incorporated by reference to Exhibit B to the Company's proxy statement on Form Def 14A filed on March 11, 1994)
(4.2)

Rights Agreement dated as of January 28, 2000, between REGAL-BELOIT CORPORATION and BankBoston N.A. (incorporated by reference to Exhibit 4.1 to REGAL-BELOIT CORPORATION's Registration Statement on Form 8-A, filed January 31, 2000)

(5)	Opinion of Counsel
(23.1)	Consent of Deloitte & Touche LLP
(24.1)	Power of Attorney (included on the signature page to this Registration Statement)
(99)	2003 Equity Incentive Plan (incorporated by reference to Exhibit B to Registrant's proxy statement on Form Def 14A filed on March 13, 2003).

Exhibit 5

October 29, 2003

REGAL-BELOIT CORPORATION

200 State Street

Beloit, WI 53511

Ladies and Gentlemen:

I am the attorney of REGAL-BELOIT CORPORATION, a Wisconsin corporation (the "Company"). I have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, (the "Securities Act") for the registration of 1,500,000 shares of common stock, par value $0.01 per share (the "Shares"), of the Company relating to the REGAL-BELOIT CORPORATION 2003 Equity Incentive Plan (the "Plan").

In connection with the foregoing, I have examined the Certificate of Incorporation, as amended, and By-Laws of the Company, the Registration Statement, the Plan, and resolutions duly adopted by the Board of Directors of the Company relating to the Plan. In addition, I have reviewed such other documents and instruments and have conferred with various officers and directors of the Company and have ascertained or verified such additional facts as deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, I am of the opinion that: 1) The Company is a Corporation validly existing under the corporate laws of the State of Wisconsin. 2) The Shares to be issued under the Plan have been duly authorized and, when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable, subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, or any successor provision (the "Wisconsin Statutes"). Section 180.0622(2)(b) of the Wisconsin Statues provides that shareholders of a corporation may be assessed up to the par value of their shares to satisfy the obligation of such corporation to its employees for services performed, but not exceeding six months service in the case of any one individual employee, and as such may be interpreted by a court of law.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that I am an "expert" within the meaning of Section 11 of the Act or within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ Charldene S. Schneier

Charldene S. Schneier

Attorney

EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of REGAL-BELOIT Corporation of our report dated January 29, 2003, relating to the consolidated financial statements of REGAL-BELOIT Corporation as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in the Form10-K of REGAL-BELOIT Corporation for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

October 27, 2003